EXHIBIT 21.1

Subsidiaries*

•Vertex Energy Operating, LLC, a Texas Limited Liability Company (wholly-owned)(“Vertex Operating”)
•Vertex Refining LA, LLC, a Louisiana Limited Liability Company (wholly-owned by Vertex Operating)
•Vertex Recovery Management, LLC, a Texas Limited Liability Company (wholly-owned)(“Vertex Recovery”)
•Vertex Recovery Management LA, LLC, a Louisiana Limited Liability Company (51% owned by Vertex Recovery Management, LLC and 49% owned by Industrial Pipe, Inc.)
•Vertex Splitter Corporation, a Delaware corporation (wholly-owned)
•Vertex Refining Myrtle Grove LLC, a Delaware Limited Liability Company wholly-owned by Vertex Operating
•Vertex Refining Texas LLC, a Texas limited liability company wholly-owned by Vertex Operating
•Vertex Refining Alabama, LLC, a Texas limited liability company wholly-owned by Vertex Operating
•Vertex Marine Fuel Services LLC, a Delaware limited liability company wholly-owned by Vertex Operating
•Vertex Renewables LLC, a Delaware limited liability company wholly-owned by Vertex Operating
•Vertex Renewables Alabama LLC, a Delaware limited liability company wholly-owned by Vertex Renewables LLC
•HPRM LLC, a Delaware Limited Liability Company (wholly-owned by Vertex Operating)
•Crystal Energy, LLC ("Crystal") an Alabama Limited Liability Company (wholly-owned by Vertex Operating)
•Vertex Acquisition Sub, LLC, a Nevada Limited Liability Company (“Vertex Acquisition”) (wholly-owned by Vertex Operating)
Wholly-owned subsidiaries of Vertex Acquisition:
◦Cedar Marine Terminals, L.P., a Texas limited partnership
◦Crossroad Carriers, L.P., a Texas limited partnership
◦Vertex Recovery, L.P., a Texas limited partnership
◦H&H Oil, L.P., a Texas limited partnership, wholly owned by Crossroad Carriers, L.P.

* Pursuant to Item 601(b)(21)(ii) of Regulation S-K, the names of other subsidiaries of Vertex Energy, Inc. are omitted because, considered in the aggregate, they would not constitute a significant subsidiary as of the end of the year covered by this report. Inclusion in this list is not, however, a representation that the listed subsidiary is a “significant subsidiary.” The list above is as of March 6, 2024.